UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report
September 25, 2008
(Date of earliest event reported)

WOLVERINE TUBE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12164	63-0970812
(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama 35801
(Address, including Zip Code, of Principal Executive Offices)

(256) 353-1310
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2008, Wolverine Tube, Inc. (“Wolverine”) sold its plant (the “Montreal Plant”) in the City of Montreal-East, Province of Quebec (the “Montreal Sale”), to an unaffiliated party pursuant to an Asset Purchase Agreement, dated as of September 25, 2008 (the “Agreement”), by and among Wolverine, 3226522 Nova Scotia Limited, a body corporate duly organized under the Laws of Nova Scotia and owner of the land on which the plant is situated (the “Vendor”), Mango Copper Industries Inc., a body corporate duly organized under the Laws of Quebec (the “Purchaser”), and Henri Mikhael, a resident of Quebec (the “Intervenor”).

Pursuant to the Agreement, Wolverine and the Vendor transferred to the Purchaser substantially all of the property and assets used in the operation of the Montreal Plant. In return, Purchaser assumed certain liabilities of Wolverine and the Vendor in connection with the purchase of the Montreal Plant, including liabilities relating to assumed contracts and trade accounts payable arising in the ordinary course of business.

The purchase price relating to the Montreal Sale was one Canadian dollar (CDN$1.00) in addition to the Purchaser’s agreement to indemnify Wolverine, Wolverine Tube Canada Limited Partnership (“Wolverine Canada”) and the Vendor against all issues and liabilities of the Montreal Plant relating to the environment, subject to specific limitations set forth in the Agreement.

The indemnity is guaranteed up to a maximum of seven million dollars ($7,000,000) pursuant to a Guarantee, granted on September 25, 2008 (the “Guarantee”), by Fonds De Solidarité Des Travailleurs Du Québec (the “Guarantor”). All sums paid by the Guarantor to prevent any environmental loss of Wolverine, Wolverine Canada and the Vendor will reduce, dollar-for-dollar, the maximum amount of liability under the Guarantee, assuming certain conditions set forth in the Guarantee are met. In the event that Guarantor is in default of any of its obligations under the Guarantee or any subsequent guarantee, the Purchaser shall provide Wolverine with an irrevocable letter of credit from a Canadian Schedule I chartered bank or certified check in an amount equal to seven million dollars ($7,000,000), less any amounts previously paid by Guarantor to or for the benefit of Wolverine, Wolverine Canada or the Vendor.

The foregoing summary is qualified in its entirety by the full text of the Agreement, attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of September 25, 2008, by and among Wolverine Tube, Inc., 3226522 Nova Scotia Limited, Mango Copper Industries Inc., and Henri Mikhael.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WOLVERINE TUBE, INC.

October 1, 2008	By	/s/ David A. Owen
David A. Owen Senior Vice President, Chief Financial Officer and Secretary